Exhibit 21.1 - List of Subsidiaries

Name                                                 Percentage Owned
----                                                 ----------------
Rhohan Holdings, Ltd.                                100%
Chengdu Tonglin Casting Industrial Co., Ltd.         100% (by Rhohan)